FOUNDER STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 26th day of January, 2000 (the "Effective Date") by and between Wintegra, Inc., a Delaware corporation (the "Company"), and Jacob Ben-Zvi (the "Purchaser").

WITNESSETH:

WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company capital stock of the Company as herein described according to the terms and subject to the conditions hereinafter set forth.

WHEREAS, the Purchaser is an employee, officer and/or director of the Company.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Number of Shares and Price Per Share. The Purchaser hereby agrees to purchase from the Company and the Company agrees to sell to Purchaser 4,294,479 shares of the Company's Common Stock, $.001 par value (the "Stock") at a purchase price of $.001 per share or an aggregate price of $4,294.48, payable by Purchaser concurrently with Purchaser's execution of this agreement. The purchase price for the Stock shall be payable in the form of services provided to the Company. Purchaser agrees to execute the Assignment Agreement and such other documents as the Company may from time to time request to confirm such transfer. The closing of such purchase shall occur immediately upon execution of this Agreement.

2.  Vesting of Shares. The Stock shall be fully vested upon issuance.

3.  Market Stand-Off Agreement. The Purchaser, if requested by the Company and an underwriter of common stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any securities held by the Purchaser during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Securities Act") provided that:

(a)  such agreement shall only apply to the first such registration statement of the Company including shares of common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b)  all securities holders of the Company holding more than one percent of the outstanding voting stock, all officers and directors of the Company and all other holders of registration rights of the Company (whether or not pursuant to this agreement) agree to be bound by similar instructions. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the foregoing period.

4.  Stock Dividends, etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the shares acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to all the terms of this Agreement.

5.  Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

(b)  Any legend required to be placed thereon by applicable state or federal security laws.

6.  Warranties and Representations. In connection with the proposed purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

(a)  The Purchaser is purchasing the Stock solely for the Purchaser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Purchaser further represents that the Purchaser does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof, and that the entire legal and beneficial interest of the Stock the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

(b)  The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that the Purchaser has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)  The Purchaser realizes that the Purchaser's purchase of the Stock will be a highly speculative investment, and the Purchaser is able, without impairing the Purchaser's financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(d)  The Company has disclosed to the Purchaser that:

(i)  The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

(ii)  The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e)  The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Purchaser has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and that any sale of the Stock may be made by the Purchaser only in limited amounts during any three-month period not exceeding specified limitations. The Purchaser further represents that the Purchaser understands that at the time the Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied. The Purchaser represents that the Purchaser understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)  Without in any way limiting the Purchaser's representations and warranties set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Stock which he or she is purchasing unless and until:

(i)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)  The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of the Purchaser's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser's counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.

7.  Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

8.  Rights as Stockholder. Subject to the provisions of this Agreement, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow.

9.  Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.  Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below the Purchaser's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

11.  Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, the Purchaser's heirs, executors, administrators, successors and assigns.

12.  Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, shall be construed under the laws of the State of Delaware (as it applies to agreements between Delaware residents, entered into and to be performed entirely within Delaware), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

13.  Right to Specific Performance. The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

14.  Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

15.  Tax Election Notification. The Purchaser shall notify the Company in writing if the Purchaser files an election pursuant to Section 83(b) of the Code, to be filed with the Internal Revenue Service within thirty (30) days of the date of the sale herein contemplated. The Company intends, in the event it does not receive from the Purchaser evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Purchaser in the absence of such an election.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER	COMPANY

WINTEGRA, INC.

/s/ Jacob Ben-Zvi	/s/ Robert O'Dell
Jacob Ben-Zvi	Robert O'Dell, Secretary

Address:	Address:

[Signature Page of Founder Stock Purchase Agreement]

EXHIBIT A

ASSIGNMENT AGREEMENT

See attached.

ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment") is made and entered into as of January 26, 2000 (the "Effective Date") by and between Wintegra, Inc., a Delaware corporation (the "Company") and Jacob Ben-Zvi (the "Purchaser").

In consideration for the issuance of common stock, par value $.001 per share, of the Company (the "Stock") upon the terms and subject to the conditions of the Stock Purchase Agreement, dated as of the Effective Date, between the Company and Purchaser (the "Stock Purchase Agreement"), Purchaser hereby irrevocably transfers and assigns to the Company any and all worldwide right, title and interest (including but not limited to all real, personal, copyright, trade secret, and patent interest) to any and all tangible and intangible assets, products, business plans, discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how, data whether or not registrable or patentable under statute, whenever made or conceived or reduced to practice or learned by Purchaser, either alone or jointly with others that are related to the business of the Company and other assets identified on Schedule 1 attached hereto (collectively, the "Contributed Property"). Purchaser agrees that he has delivered and will deliver to the Company any and all documents and all other tangible products related to the Contributed Property.

Purchaser represents and warrants that Purchaser is the sole owner of all rights, title and interest in the Contributed Property and that no other party has been granted, transferred or assigned any right, title, or interest in the Contributed Property. Purchaser is the developer of the Contributed Property, and no other parties have provided services in conjunction with the discovery, invention, authorship or development of the Contributed Property such that the other parties could successfully assert any right, title, or interest in the Contributed Property. There are no currently unpaid or due domestic or foreign taxes associated with the Contributed Property or Purchaser's ownership thereof, and no domestic or foreign taxing or regulatory authority has any claim or rights in the Contributed Property.

This Assignment shall be construed in connection with the Stock Purchase Agreement and supersedes any other prior agreements between the parties.

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The undersigned have executed this Assignment as of the Effective Date.

Wintegra, Inc.
a Delaware corporation

By:	/s/ Robert O'Dell
Name:	Robert O'Dell
Title:	Vice President

By:	/s/ Jacob Ben-Zvi
Jacob Ben-Zvi

[Signature Page of Assignment Agreement]

SCHEDULE 1

CONTRIBUTED PROPERTY

Business Plan

Office Furniture